EXHIBIT 99.2

Sucampo Closes $250 Million Credit Facility

ROCKVILLE, MD, Oct. 22, 2015 (GLOBE NEWSWIRE) - Sucampo Pharmaceuticals, Inc. (Sucampo) (NASDAQ: SCMP), a global biopharmaceutical company, today announced the closing of a $250.0 million credit facility in connection with the financing of its acquisition of R-Tech Ueno (TSE:4573:JP). The loans under the credit facility were fully allocated to institutional investors. The loans under the credit facility bear interest at a LIBOR (subject to a 1% floor) plus 7.25% or base rate (subject to a 2% floor) plus 6.25% and a final maturity date of October 16, 2021.

Sucampo has funded all shares and stock acquisition rights tendered during the previously announced tender offer and has also closed its share purchase agreement with R-Tech Ueno's founders and a related entity. As a result, upon settlement of the share transfer from the founders, Sucampo will control approximately 98% of R-Tech Ueno shares.

Sucampo intends to acquire all remaining outstanding shares of R-Tech Ueno through a squeeze-out process under Japanese law. Sucampo continues to expect to close the acquisition of the remaining shares in the fourth quarter of 2015.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA – and a pipeline of product candidates in clinical development. A global company, Sucampo is headquartered in Rockville, Maryland, and has operations in Japan, Switzerland and the U.K. For more information, please visit www.sucampo.com.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding the acquisition the remaining shares of R-Tech Ueno, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks relating to Sucampo's financing for the R-Tech Ueno acquisition, including the restrictive covenants undertaken by Sucampo as part of the financing; risks related to the squeeze-out of R-Tech Ueno minority stockholders under Japanese law and the timing thereof; Sucampo’s ability to successfully integrate R-Tech Ueno’s operations following the close of the acquisition; and other risk generally applicable to Sucampo’s business and industry, including the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to continue to develop the market for AMITIZA; the ability of Sucampo to develop, commercialize or license existing pipeline products or compounds or license or acquire non-prostone products or drug candidates; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; he risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo’s products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

Contact:

Sucampo Pharmaceuticals, Inc.

Silvia Taylor

Senior Vice President, Investor Relations and Corporate Affairs

1-240-223-3718

staylor@sucampo.com

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